D

Exhibit 99.1

Press Release

For Immediate Release

Contacts: Yee Phong (Alan) Thian
Chairman, President and CEO
(213) 627-9888
David Morris
Executive Vice President and CFO
(714) 670-2488

RBB Bancorp to Participate in the

8th Annual Stephens Bank CEO Forum

Los Angeles, CA, September 20, 2018 - RBB Bancorp (NASDAQ:RBB) and its subsidiaries, Royal Business Bank (“the Bank”) and RBB Asset Management Company (“RAM”), collectively referred to herein as “the Company”, today announced that David Morris, Executive Vice President and Chief Financial Officer, will participate in the 8th Annual Stephens Bank CEO Forum on September 26, 2018 in Little Rock, Arkansas. During the conference, Mr. Morris will hold a series of meetings with institutional investors.

A copy of the RBB Bancorp investor presentation that will be used at the conference is available on the News & Events page in the Investor Relations section of the Company’s website.

Corporate Overview

RBB Bancorp is a $1.8 billion in assets bank holding company headquartered in Los Angeles, California. Its wholly-owned subsidiary, Royal Business Bank (the "Bank"), is a full service commercial bank which provides business banking services to the Chinese-American communities in Los Angeles County, Orange County, Ventura County and in Las Vegas, Nevada, including remote deposit, E-banking, mobile banking, commercial and investor real estate loans, business loans and lines of credit, commercial and industrial loans, SBA 7A and 504 loans, 1-4 single family residential loans, trade finance and a full range of depository accounts. The Bank has ten branches in Los Angeles County, located in downtown Los Angeles, San Gabriel, Torrance, Rowland Heights, Monterey Park, Silver Lake, Arcadia, Cerritos, Diamond Bar, and west Los Angeles, two branches in Ventura County, located in Oxnard and Westlake Village, and one branch in Las Vegas, Nevada. The Company's administrative and lending center is located at 123 E. Valley Blvd., San Gabriel, California 91176, and its finance and operations center is located at 7025 Orangethorpe Avenue, Buena Park, California 90621. RBB's website address is www.royalbusinessbankusa.com.